EXHIBIT 3.15

BYLAWS

OF

CNL INCOME NORTHSTAR TRS CORP.

i

ii

BYLAWS

OF

CNL INCOME NORTHSTAR TRS CORP.

ARTICLE I - MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of this Corporation shall be held following the end of the Corporation’s fiscal year at such time as determined by the Board of Directors. The annual meeting shall be held for the election of directors of the Corporation and the transaction of any business which may be brought before the meeting. The annual meeting of the stockholders for any year shall be held no later than thirteen months after the last preceding annual meeting of stockholders.

Section 2. Special Meetings. Special meetings of the stockholders shall be held when directed by the Chairman of the Board, the President or the Board of Directors, or when requested in writing by the holders of not less than one-tenth of all the shares entitled to vote at such meeting. A meeting requested by stockholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made. The call for the meeting shall be issued by the Secretary, unless the Chairman of the Board, the President, Board of Directors, or stockholders requesting the calling of the meeting shall designate another person to do so.

Section 3. Place. Meetings of the stockholders may be held either within or without the State of Delaware. Unless otherwise directed by the Board of Directors, meetings of the stockholders shall be held at the principal offices of the Corporation in the State of Delaware.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first-class mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. Waiver of Notice of Meetings of Stockholders. Any notice required to be given to any stockholder of the Corporation by law or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws may be waived by a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or conveyed.

Section 6. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of these Bylaws to each stockholder of record on the new record date entitled to vote at such meeting.

Section 7. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof or entitled to receive payment or any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 8. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number and class and series, if any, of shares held by each. Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation, or at the office of the transfer agent or registrar of the Corporation for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during normal business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned on the demand of any stockholder in person or by proxy until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

The requirements of this Section shall not apply unless and until the Corporation shall have at least six stockholders.

Section 9. Stockholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater number or voting by classes is required.

After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 10. Voting of Shares. The holders of common stock shall possess and exercise exclusive voting rights. Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Treasury shares, shares of this Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation’s own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.

At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares entitled to be voted standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate stockholder or, on the absence of any applicable bylaw, by such person as the board of directors of the corporate stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate stockholder. In the absence of any such designation or, in case of conflicting designation by the corporate stockholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate stockholder shall be presumed to possess, in that order, authority to vote such shares.

Shares entitled to be voted held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares entitled to be voted standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote any shares held by him without a transfer of such shares into his name.

Shares entitled to be voted which are registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A stockholder otherwise entitled to vote whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to be voted on any matter and shall not be deemed to be outstanding shares.

Section 11. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate the votes.

Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

Section 12. Voting Trusts. Any number of stockholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law, for a period not to exceed ten years. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a stockholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

A voting trust agreement may be extended before the expiration of such voting trust agreement as originally fixed or as extended one or more times, for an additional period not exceeding ten years, by agreement in writing by one or more holders of voting trust certificates. Such extension agreement shall not affect the rights or obligations of persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their share certificates reissued to them.

Section 13. Stockholders’ Agreements. Two or more stockholders of this Corporation may enter into an agreement, if in writing and signed by the parties thereof, providing for the exercise of voting rights in the manner provided in the agreement, or as they may agree, or as determined in accordance with procedures agreed upon by them. Nothing herein shall impair the right of the Corporation to treat the stockholders of record as entitled to vote the shares standing in their names.

A transferee of shares of this Corporation shall be bound by any such stockholders’ agreement if he takes the shares subject to such agreement with notice thereof.

Section 14. Action by Stockholders Without a Meeting. Any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to be voted thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to be voted as a class thereon and of the total shares entitled to be voted thereon.

Within ten days after obtaining such authorization by written consent, notice shall be given to those stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by law, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of law regarding the rights of dissenting stockholders.

ARTICLE II - DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. The directors need not be stockholders or citizens of the United States or residents of the State of Delaware.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or

(c) A committee of the board upon which he does not serve, duly designated in accordance with a provision of the Certificate of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

Section 5. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6. Number. The number of directors which shall constitute the whole Board of Directors shall be not less than five (5) nor more than eight (8), as determined by resolution of the Board of Directors. The Corporation shall at all times, except as noted hereafter, have at least two (2) Independent Directors (as such term is defined in the Corporation’s Certificate of Incorporation).

Section 7. Election and Term. Each person named in the Certificate of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of stockholders and his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee (which shall consist of the Chairman of the Board, the President and such other directors as may, from time to time, be designated by the Board of Directors) and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a) Approve or recommend to stockholders actions or proposals required by law to be approved by stockholders.

(b) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise.

(c) Fill vacancies on the Board of Directors or any committee thereof.

(d) Amend the Bylaws or Certificate of Incorporation.

(e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

(f) adopting an agreement of merger or consolidation,

(g) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets,

(h) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution,

(i) take any other action which is prohibited by the Certificate of Incorporation, or pursuant to the Certificate of Incorporation, requires the vote of the Independent Directors,

(j) unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, and

(k) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 9. Classes. The Certificate of Incorporation or the specific provisions of a bylaw adopted by the stockholders may provide that the directors be divided into not more than four classes, as nearly equal in number as possible, whose terms of office shall respectively expire at different times, but no such term shall continue longer than four years, and at least one-fourth in number of the directors shall be elected annually.

If directors are classified and the number of directors is thereafter changed, any increase or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

Section 10. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 11. Removal of Directors. At a meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 12. Director Quorum and Voting. At all meetings of the Board of Directors, one-half of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws and except that the Independent Directors must be present to form a quorum for any matter which, pursuant to the Corporation’s Certificate of Incorporation or these Bylaws, requires the vote of each Independent Director. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Subject to the foregoing restrictions relating to the Independent Directors, if only one director is authorized, such sole director shall constitute a quorum.

Section 13. Director Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interest directors;

(b) The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 14. Time, Notice, and Call of Directors’ Meetings. Regular meetings of the Board of Directors, if held, shall be held without notice at such stated time as the Chairman of the Board, the President of the Corporation, or any two directors shall direct.

Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President of the Corporation, or by any two directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director either by personal delivery or by first-class mail, telegram or cablegram at least two days before the meeting.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 15. Order of Business. The order of business at Board of Directors’ meetings shall be as follows:

(a) Reading of the minutes of the prior meeting of directors.

(b) Reports of officers.

(c) Reports of committee.

(d) New business.

Section 16. Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 17. Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 18. Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 19. Action Without a Meeting. Any action required by law to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing setting forth the action so to be taken signed by all of the directors or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or the committee. Such consent shall have the same effect as a unanimous vote. The action taken is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 20. Independent Director. In the event of the death, incapacity, resignation or removal of any Independent Director, or in the event that any director acting as an Independent Director shall cease to satisfy the eligibility conditions for an Independent Director as set forth in the Corporation’s Certificate of Incorporation, the Board of Directors shall promptly appoint a replacement Independent Director; provided, however, that the Board of Directors shall not vote on any matter (other than the appointment of such Independent Director) unless and until at least one Independent Director has been duly appointed to serve on the Board of Directors.

ARTICLE III - OFFICERS

Section 1. Officers, Election and Terms of Office. The principal officers of this Corporation shall consist of a Chairman of the Board, a President, a Vice-President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of stockholders of this Corporation, and shall hold their respective offices from the date of the meeting at which elected until the time of the next succeeding meeting of the Board following the annual meeting of the stockholders. The Board of Directors shall have the power to elect or appoint, for such term as it may see fit, such other officers and assistant officers and agents as it may deem necessary, and to prescribe such duties for them to perform as it may deem advisable. Any two or more offices may be held by the same person. Failure to elect a Chairman of the Board, President, Vice-President, Secretary or Treasurer shall not affect the existence of the Corporation.

Section 2. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby. Any officer or agent elected by the stockholders may be removed only by vote of the stockholders, unless the stockholders shall have authorized the directors to remove such officer or agent. Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 4. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation, subject to the directions of and limitations imposed by the Board of Directors. The Chairman of the Board shall coordinate and supervise the activities of all other officers of the Corporation. The Chairman of the Board shall from time to time call special meetings of the Board of Directors whenever he deems it necessary to do so or whenever the requisite number of the members of the Board of Directors shall request him in writing to do so. He shall preside at all meetings of the stockholders and the directors and shall generally perform such other duties as are delegated to him by the Board of Directors.

Section 5. President. Except as otherwise provided in these Bylaws, the President, subject to the directions of and limitations imposed by the Board of Directors, shall perform all the duties and have all the power usually pertaining and attributed by law or otherwise to the office of the President of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. The President, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf; subject, however, to the control, when exercised, of the Board of Directors. He shall, at each annual meeting, present a report of the business and affairs of the Corporation, and shall from time to time, whenever requested, report to the Board all matters within his knowledge, which the interest of the Corporation may require to be brought to the notice of the directors. The President shall have the power to employ and terminate the employment of all such subordinate officers, agents, clerks and other employees not herein provided to be selected by the Board, as he may find necessary to transact the business of the Corporation, and shall have the right to fix the compensation thereof.

Section 6. Vice-President. The Board of Directors may elect any number of Vice Presidents, and may establish such classifications as Executive Vice President, Senior Vice President, and Vice President. Such Vice-President(s) shall have the powers and perform such duties as may be delegated to him by the Board of Directors, or in the absence of such action by the Board, then by the Chairman of the Board or by the President. In case of the death, absence, or inability of the President to act, except as may be expressly limited by action of the Board of Directors, the Vice President(s), in the order of Executive Vice President, Senior Vice President, Vice President, and subsequently, in the order of their seniority, may perform the duties and exercise the powers of the President following such death of the President or during the absence or inability of the President to act; and, in such case, concurrently with the President, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the Corporation on its behalf which the President is authorized to do, but subject to the control and authority at all times of the Board of Directors.

Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. He shall attend to giving and serving of all notices, and he shall have charge of all books and papers of the Corporation, except those hereinafter directed to be in charge of the Treasurer, or except as otherwise expressly directed by the Board of Directors. He shall keep the stock certificate book or books. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall sign with the President all certificates of stock as the Secretary of this Corporation and as Secretary affix or cause to be affixed thereto the seal of the Corporation. The Secretary may sign as Secretary of the Corporation, with the President in the name of the Corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such Secretary he shall affix the seal of the Corporation thereto. Under the direction of the Board of Directors, the Chairman of the Board or the President, the Secretary shall perform all the duties usually pertaining to the office of Secretary; and he shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

Section 8. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation except as may be otherwise provided by the Board of Directors, and he shall make such disposition of the funds and other assets of the Corporation as he may be directed by the Board of Directors. He shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of the Corporation. He shall have general charge of all financial books, vouchers and papers belonging to the Corporation or pertaining to its business. He shall render an account of the Corporation’s funds at the first meeting of the Board of Directors immediately following the annual meeting of stockholders of this Corporation, and at such other meetings as he may be requested, and he shall make an annual statement of the finances of the Corporation. If at any time there is a person designated as Comptroller of the Corporation, the Treasurer may delegate to such Comptroller such duties and powers as the Treasurer may deem proper. The Treasurer shall perform such other duties as are usually incident by law or otherwise to the office of the Treasurer, and as he may be directed or required by the Board of Directors, the Chairman of the Board or the President.

ARTICLE IV - DIVIDENDS

The Board of Directors of this Corporation may, from time to time, declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent, when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation, subject to the following provisions:

(a) Dividends in cash or property may be declared and paid, except as otherwise provided in this Section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the stockholders receiving the same concurrently with the distribution.

(b) Dividends may be declared and paid in the Corporation’s own treasury shares.

(c) Dividends may be declared and paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares, and the amount per share so transferred to stated capital shall be disclosed to the stockholders receiving such dividend concurrently with the payment thereof.

(d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Certificate of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e) A split up or division of the issue shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this Section.

ARTICLE V - STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this Corporation shall be signed by the President and the Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President and the Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 3. Transfer of Stock. Transfers of stock shall be made only on the books of the Corporation by the holder, in person, or by an attorney-in-fact under a power of attorney duly executed by such stockholder and filed with the Secretary with written direction for the transfer, upon surrender of the original certificate for such shares and upon the payment of all indebtedness by such stockholder to the Corporation, and the possession of a certificate of stock (as between the holder and the Corporation) shall not be regarded as evidence of ownership of the same in any person other than the registered owner until the transfer thereof is duly made on the books of the Corporation. No transfer of stock shall be valid against the Corporation until it shall have been effected and registered upon the Corporation’s books in the manner herein provided.

On the transfer of any shares, each certificate shall be receipted for, and such receipt shall be attached to, the margin or stub of such certificate in the certificate book. When such certificate is delivered by the Corporation by registered or certified mail, the return receipt of such registered or certified mail shall be sufficient as the receipt herein provided for. All certificates exchanged or surrendered to the Corporation shall be cancelled by the Secretary and affixed in their original places in the certificate book and no new certificates shall be issued until the certificate for which it is exchanged has been cancelled and returned to its original place in said book, except as provided in Section 4 of this Article pertaining to lost or destroyed certificates.

If any holder of any stock of the Corporation shall have entered into an agreement with any other holder of any stock of the Corporation or with the Corporation, or both, relating to a sale or sales or transfer of any shares of stock of the Corporation, or wherein or whereby any restriction or condition is imposed or placed upon or in connection with the sale or transfer of any share of stock of the Corporation, and if a duly executed or certified copy thereof shall have been filed with the Secretary of the Corporation, none of the shares of stock covered by such agreement or to which it relates, of any such contracting stockholder, shall be transferred upon the books of the Corporation until there has been filed with the Secretary of the Corporation evidence satisfactory to the Secretary of the Corporation of compliance with such agreement, and any evidence of any kind or quality, of compliance with the terms of such agreement which the Secretary deems satisfactory or sufficient shall be conclusive upon all parties interested; provided, however, that neither the Corporation nor any director, officer, employee or transfer agent thereof shall be liable for transferring or effecting or permitting the transfer of any such shares of stock contrary to or inconsistent with the terms of any such agreement, in the absence of proof of willful disregard thereof or fraud, bad faith or gross negligence on the part of the party to be charged; provided, further, that the certificate of the Secretary, under the seal of the Corporation, bearing the date of its issuance by the Secretary, certifying that such an agreement is or is not on file with the Secretary, shall be conclusive as to such fact so certified for a period of five days from the date of such certificate, with respect to the rights of any innocent purchaser or transferee for value of any such shares without actual notice of the existence of any restrictive agreement.

Section 4. Lost Certificates. Any stockholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact and the fact that he is the owner and holder thereof, and give notice of the loss or destruction of same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in form, and with one or more sureties satisfactory to the Board of Directors, which shall be at least double the par value of all the shares of stock represented by such certificate, payable as may be required by the Board of Directors to protect the Corporation and any person injured by the issuance of the new certificate from any liability or expense which it or they may be put to or incur by reason of the original certificate remaining outstanding, whereupon the President and the Secretary may cause to be issued a new certificate in the same tenor as the one alleged to be lost or destroyed, but always subject to approval of the Board of Directors.

ARTICLE VI - BOOKS AND RECORDS

Section 1. Books and Records. This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

This Corporation shall keep, at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Stockholders’ Inspection Rights. Any person who shall have been a holder of record of one quarter of one percent (0.25%) of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of stockholders and to make extracts therefrom.

Section 3. Financial Information. No later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial conditions of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of its operation during its fiscal year.

Upon the written request of any stockholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such stockholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent.

ARTICLE VII - SEAL

The seal of this Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be engraved, printed, a facsimile or an impression or other type seal.

ARTICLE VIII - INDEMNIFICATION

Section 1. Third Party Proceedings. This Corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Derivative Proceedings. This Corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the c, except that no indemnification shall be made under this section in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. Expenses. To the extent that a director, officer, employee, or agent of this Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Section 4. Standard of Conduct. Any indemnification under Section 1 or Section 2, unless pursuant to a determination by a court, shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

(1) Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

(2) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or

(3) By the stockholder by a majority vote of a quorum consisting of stockholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such proceeding.

Section 5. Reasonableness of Expenses. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (c) of Section 4 shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 6. Advances for Expenses. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by this Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VIII. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Section 7. Nonexclusivity of Indemnification Provisions. The indemnification and advancement of expenses provided pursuant to this Article are not exclusive and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions or omissions to act were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(b) A transaction from which the director, officer, employee, or agent derived any improper personal benefit;

(c) A circumstance under which the Corporation is prohibited from indemnifying a director, officer, employee, or agent under the provisions of Title 8, Section 145 of the Delaware General Corporation Law; or

(d) Willful misconduct or a conscious disregard for the best interest of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a.

Section 8. Applicability to Former Officers, Etc. Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Section 9. Court-Ordered Indemnification. Unless the Corporation’s Certificate of Incorporation provide otherwise, notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the board or of the stockholders in the specific case, a director, officer, employee, or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under Section 3, in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to Section 7; or

(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in Section 1, Section 2, or Section 7.

Section 10. Merger, Etc. For purposes of this Article, the term “Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

Section 11. Definitions. For purposes of the Article:

(a) The term “other enterprises” includes employee benefit plans;

(b) The term “expenses” includes counsel fees, including those for appeal;

(c) The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses, actually and reasonably incurred with respect to a proceeding;

(d) The term “proceeding” includes any threatened, pending, or contemplated action, suit, or other type of proceeding whether civil, criminal, administrative, or investigative and whether formal or informal;

(e) The term “agent” includes a volunteer;

(f) The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g) The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of any employee benefit plan.

Section 12. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

Section 13. Extension of Indemnification Provisions. To the extent that the Delaware General Corporation Law is amended after the date of these Bylaws to permit the Corporation to provide broader indemnification rights that those set forth above in this Article VIII, then these Bylaws shall be deemed to automatically include any such amendments to the Delaware General Corporation Law.

ARTICLE IX - AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting; provided, however, that any such alteration, amendment, repeal or adoption that relates to or effects in any way the criteria for or, qualifications of an Independent Director, or requirement that the Corporation maintain at least two (2) Independent Directors must, in each case, receive the prior affirmative vote or written consent of the Independent Directors. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

These Bylaws were adopted by Written Consent to Action of the Board of Directors Taken in Lieu of Meeting dated the 27th day of September, 2006.

By:	/S/ TAMMIE A. QUINLAN
	Name:	Tammie A. Quinlan
	Title:	Executive Vice President